UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On January 9, 2006, Thomas H. Lee Partners, L.P. (“THL”) announced that they had entered into an employment agreement with Richard Bressler.

THL and its affiliates are part of an investor group that currently controls more than 50% of the voting power of the common stock of Warner Music Group Corp. (the “Company”), thereby making the Company a “controlled company” under the New York Stock Exchange rules. As a newly registered “controlled company,” the Company is currently required to have two independent directors and a majority of independent directors on its audit committee.

The board of directors of the Company has determined that, as of January 9, 2006, Richard Bressler was no longer independent under the criteria established by the New York Stock Exchange for independent board members.

Prior to that determination, the Company had two independent directors, Mr. Bressler and Shelby Bonnie, both of whom serve on its three-member audit committee. Now the Company has only one independent director under the New York Stock Exchange criteria on its board and its audit committee. The Company is also required to have three independent directors and an audit committee composed entirely of independent directors within one year of the effective date of its registration statement related to its initial public offering, which was May 10, 2005.

The Company has notified the New York Stock Exchange of its determination that Mr. Bressler is no longer independent and the resulting non-compliance with the New York Stock Exchange listing standards. The Company is in the process of finding two additional independent candidates to join its board and to serve as all of the members of its audit committee in compliance with the New York Stock Exchange rules (one to replace Mr. Bressler as an independent director and cure the current non-compliance with the New York Stock Exchange listing criteria and one to meet the ongoing requirement to have a minimum of three independent directors on its board and audit committee by May 10, 2006). The Company intends to add such directors to the board as soon as practicable. Mr. Bressler will remain on the board and continue to serve as the chairman of the Company’s audit committee until such time as the Company adds additional independent directors to its board and audit committee and replaces Mr. Bressler on the audit committee.

The Company has entered into a stockholders agreement with the investor group, among others. The agreement, as amended, provides that the Company’s board of directors consist of up to fourteen members, with five directors appointed by THL, five directors appointed by other members of the investor group, one director who will at all times be the Chief Executive Officer, currently Edgar Bronfman, Jr., and three other directors to be chosen unanimously by the vote of the Company’s board of directors. Each director designee(s) may only be removed by the member of the investor group that appointed such designee(s). The agreement regarding the appointment of directors will remain until the earlier of a change of control or the last date permitted by applicable law, including any New York Stock Exchange requirements. As our board currently consists of thirteen directors, in order to ensure that the number of directors on our board does not exceed 14 after we have added the two additional independent directors, we expect one of the directors designated by THL pursuant to the stockholders agreement to resign from the board of directors of the Company on or before the time the two additional independent directors are elected to our board in order to comply with the provision in the stockholders agreement which only permits THL to appoint five directors and the board to consist of up to 14 directors.

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A copy of the stockholders agreement, as amended, was previously filed with the Company’s Current Report on Form 8-K dated as of May 10, 2005 (filed with the SEC on May 19, 2005).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: January 13, 2006	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

WMG Acquisition Corp.

Date: January 13, 2006	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

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